Exhibit 99.1


     Vertrue Reports Fiscal 2007 Third Quarter Financial Results


    -- Revenues were $194.4 million versus guidance of $188.0 million to $193.0 million.

    -- Earnings per share were $0.39 and included a charge of $0.33 for expenses incurred related to the proposed merger.
        Excluding this charge, adjusted EPS would have been $0.72. Guidance for EPS was $0.76 to $0.81.

    -- Free cash flow was $22.6 million versus guidance of $18.2 million to $19.3 million.

    NORWALK, Conn.--(BUSINESS WIRE)--May 8, 2007--Vertrue Incorporated (Nasdaq: VTRU), a premier internet direct marketing services company, announced today its financial results for the fiscal 2007 third quarter ended March 31, 2007.

    Revenues increased 19% to $194.4 million in the third quarter of fiscal 2007 compared to $163.8 million in the prior year quarter due to an 18% increase in Marketing Services revenues, a 25% increase in Management Services revenues and a 28% increase in Personals revenues. Of the 28% increase in Personals revenues, 24% was due to the acquisition of certain assets of Mobile Lifestyles, Inc., which was acquired in the first quarter of fiscal 2007. The organic growth in consolidated revenues from the third quarter of fiscal 2006 to the third quarter of fiscal 2007 was 13%.

    EBITDA increased 12% to $19.5 million in the third quarter of fiscal 2007 compared to $17.4 million reported in the prior year quarter. Net income increased 7% to $4.4 million, or $0.39 per diluted share, in the third quarter of fiscal 2007 compared to $4.1 million, or $0.38 per diluted share, in the prior year quarter. Adjusted EBITDA increased 11% to $20.4 million in the third quarter of fiscal 2007 compared to $18.4 million in the prior year quarter. The fiscal 2007 third quarter results include $5.0 million ($4.2 million after tax, or $0.33 per share) in expenses related to the proposed merger. Fiscal 2007 third quarter results also reflect an increased tax rate related to certain period items recorded this quarter.

    Free cash flow was positive $22.6 million for the third quarter of fiscal 2007 compared to $14.6 million in the prior year quarter. This increase was primarily due to lower capital expenditures in the current period and the increased Adjusted EBITDA reported for the period.

    Compared to the guidance provided in the January 24, 2007 press release, revenue of $194.4 million was $1.4 million above the high end of guidance. Earnings per share of $0.39 was $0.37 below the low end of guidance due to a charge of $0.33 for expenses related to the proposed merger and a $0.04 charge related to certain tax adjustment recorded this period. Adjusted EBITDA of $20.4 million was $2.3 million below the low end of guidance and included a charge of $5.0 million in expenses related to the proposed merger. Free cash flow of $22.6 million was $3.3 million above the high end of guidance due the better than expected operating results for the business before the impact of expenses related to the proposed merger.

    Year to Date Results

    Revenues increased 14% to $550.3 million in the first nine months of fiscal 2007 compared to $481.5 million in the prior year due to a 10% increase in Marketing Services revenues, a 55% increase in Management Services revenues and a 26% increase in Personals revenues. Of the 26% increase in Personals revenues, 23% was due to the acquisition of certain assets of Mobile Lifestyles, Inc. The remaining increase was due to organic growth. The organic growth in consolidated revenues from the first nine months of fiscal 2006 to the first nine months of fiscal 2007 was 11%.

    EBITDA decreased 1% to $63.5 million in the first nine months of fiscal 2007 compared to $64.4 million reported in the prior year. Net income decreased 3% to $19.8 million, or $1.72 per diluted share, in the first nine months of fiscal 2007 compared to $20.4 million, or $1.78 per diluted share, in the same period last year. Adjusted EBITDA decreased 7% to $56.7 million in the first nine months of fiscal 2007 compared to $60.8 million in the prior year. The fiscal 2007 year to date results included $5.3 million ($4.5 million after tax or $0.35 per share) in expenses related to the proposed merger.

    Free cash flow increased to positive $25.3 million for the first nine months of fiscal 2007 compared with $22.9 million in the prior year period due to lower capital expenditures partially offset by increased working capital requirements.

    Use of Non-GAAP Measures

    See the tables on pages 9 through 10 for reconciliations of the non-GAAP financial measures. An explanation of the relevance of these non-GAAP measures is located on page 10.

    Business Outlook

    In light of the March 22, 2007 announcement of a definitive agreement and plan of merger, Vertrue is withdrawing its previous earnings guidance for fiscal 2007.

    Conference Call

    Vertrue will not host a conference call to discuss its third quarter results due to the proposed merger.

    Proposed Merger

    On March 22, 2007, we entered into a definitive agreement and plan of merger (the "Merger Agreement") with Velo Holdings Inc., a Delaware corporation ("Parent"), and Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the "Merger"). Parent is owned and/or backed by the equity commitment of an investor group consisting of One Equity Partners II, L.P., Oak Investment Partners XII, L.P., Rho Ventures V, L.P. and Rho Ventures V, Affiliates, L.L.C. Under the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of Vertrue common stock, other than certain specified shares, will be cancelled and converted into the right to receive $48.50 in cash without interest. The transaction, including the assumption of debt, is valued at approximately $800 million. The transaction is expected to be completed in the first quarter of fiscal 2008, which ends on September 30, 2007, and is subject to receipt of stockholder and customary regulatory approvals as well as satisfaction of additional customary closing conditions. Upon completion of the transaction, Vertrue's executive management team will continue to lead the Company. Assuming this transaction closes as planned, our stock will no longer be publicly traded upon the completion of the transaction. More detailed information regarding the Merger is disclosed in the preliminary proxy statement for a special meeting of stockholders to vote on the Merger Agreement, which was filed with the Securities and Exchange Commission on May 1, 2007.

    Additional Information and Where to Find It

    In connection with the proposed merger of Vertrue with Velo Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Velo Holdings Inc., a Delaware corporation, Vertrue will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Vertrue. BEFORE MAKING ANY VOTING DECISION, VERTRUE'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Vertrue's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. Vertrue's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Vertrue Incorporated, Attn. Legal Department, 20 Glover Avenue, Norwalk, CT 06850, telephone: (203) 324-7635, or from Vertrue's website, www.vertrue.com.

    Participants in Solicitation

    Vertrue and its directors and officers may be deemed to be participants in the solicitation of proxies from Vertrue's stockholders with respect to the Merger. Information about Vertrue's directors and executive officers and their ownership of Vertrue's common stock is set forth in the proxy statement for Vertrue's 2006 Annual Meeting of Stockholders, which was filed with the SEC on October 12, 2006. Stockholders may obtain additional information regarding the interests of Vertrue and its directors and executive officers in the Merger, which may be different than those of Vertrue's stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

    About Vertrue:

    Vertrue Incorporated is a premier internet direct marketing services company. Vertrue operates a diverse group of marketing businesses that share a unified mission: to provide every consumer with access to savings and services that improve their daily lives. Vertrue's members and customers have access to direct-to-consumer savings across its five vertical markets of healthcare, personal property, security/insurance, discounts, and personals, which are all offered online through a set of diverse internet marketing channels. Vertrue is headquartered in Norwalk, Conn.

    Forward-Looking Statements

    Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vertrue Incorporated to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs of financing commitments, general competitive factors and regulatory developments. More detailed information about these risks, uncertainties and other factors is set forth in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 of Vertrue and in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006. Risks and uncertainties relating to the proposed transaction include the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. Vertrue is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements.



                         VERTRUE INCORPORATED
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                (In thousands, except per share data)


                               Three months ended   Nine months ended
                                    March 31,           March 31,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------


Revenues                       $194,405  $163,841  $550,310  $481,499

Expenses:
   Marketing                     99,983    81,626   273,304   231,795
   Operating                     42,730    38,038   125,558   108,379
   General and administrative    36,248    31,337    99,926    89,318
   Amortization of intangible
    assets                        2,316     1,878     6,476     6,511
                               --------- --------- --------- ---------
Total expenses                  181,277   152,879   505,264   436,003
                               --------- --------- --------- ---------

Operating income                 13,128    10,962    45,046    45,496
Interest income                   1,837       926     4,765     2,260
Interest expense                 (5,109)   (5,070)  (15,350)  (15,245)
Other income (expense), net         175        17       670      (147)
                               --------- --------- --------- ---------

Income before income taxes       10,031     6,835    35,131    32,364
Provision for income taxes       (5,606)   (2,694)  (15,335)  (11,918)
                               --------- --------- --------- ---------
Net income                     $  4,425  $  4,141  $ 19,796  $ 20,446
                               ========= ========= ========= =========

Diluted earnings per share     $   0.39  $   0.38  $   1.72  $   1.78
                               ========= ========= ========= =========

Diluted shares used in
 earnings per share
 calculation                     12,705    12,848    12,715    12,820
                               ========= ========= ========= =========




                         VERTRUE INCORPORATED
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            (In thousands)


                            Three months ended     Nine months ended
                                 March 31,             March 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------


Operating Activities
  Net income               $   4,425  $   4,141  $  19,796  $  20,446
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
     Revenues before
      deferral               192,447    161,811    539,451    468,858
     Marketing costs
      before deferral        (97,032)   (78,589)  (269,313)  (222,787)
     Revenues recognized    (194,405)  (163,841)  (550,310)  (481,499)
     Marketing costs
      expensed                99,983     81,626    273,304    231,795
     Depreciation and
      amortization             6,622      6,756     19,368     19,781
     Stock-based
      compensation             1,083      1,112      3,461      3,362
     Deferred and other
      income taxes               (72)    (1,727)      (853)      (206)
     Excess tax benefits
      from stock-based
      compensation              (184)      (897)      (744)    (1,457)
     Other                       366       (396)       762       (639)
                           ---------- ---------- ---------- ----------
Operating cash flow before
 changes in assets and
 liabilities                  13,233      9,996     34,922     37,654
     Net change in assets
      and liabilities         12,144     12,751     (1,417)       (91)
                           ---------- ---------- ---------- ----------
Net cash provided by
 operating activities         25,377     22,747     33,505     37,563
                           ---------- ---------- ---------- ----------

Investing Activities
     Acquisition of fixed
      assets                  (2,747)    (8,194)    (8,243)   (14,712)
     Purchases of short-
      term investments       (41,317)   (71,550)   (52,333)  (121,875)
     Proceeds from
      maturities of short-
      term investments        26,812     56,553     67,536    106,383
     Acquisitions of
      businesses, net of
      cash acquired, and
      other                   (4,412)      (150)   (14,178)   (15,092)
                           ---------- ---------- ---------- ----------
Net cash used in investing
 activities                  (21,664)   (23,341)    (7,218)   (45,296)
                           ---------- ---------- ---------- ----------

Financing Activities
     Net proceeds from
      issuance of stock          599      4,671      2,702      7,400
     Excess tax benefits
      from stock-based
      compensation               184        897        744      1,457
     Treasury stock
      purchases                    -     (4,668)    (2,762)   (10,663)
     Debt issuance costs          (1)      (125)       (64)      (125)
     Payments of long-term
      obligations               (192)      (127)      (423)      (519)
                           ---------- ---------- ---------- ----------
Net cash provided by (used
 in) financing activities        590        648        197     (2,450)
                           ---------- ---------- ---------- ----------
Effect of exchange rate
 changes on cash and cash
 equivalents                       4         74       (498)       531
                           ---------- ---------- ---------- ----------
Net increase (decrease) in
 cash and cash equivalents     4,307        128     25,986     (9,652)
Cash and cash equivalents
 at beginning of period       57,969     54,576     36,290     64,356
                           ---------- ---------- ---------- ----------
Cash and cash equivalents
 at end of period          $  62,276  $  54,704  $  62,276  $  54,704
                           ========== ========== ========== ==========




                         VERTRUE INCORPORATED
          CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                            (In thousands)


                                                 March 31,   June 30,
                                                   2007       2006
                                                 ---------- ----------

Assets
Current assets:
  Cash and cash equivalents                      $  62,276  $  36,290
  Restricted cash                                        -      2,699
  Short-term investments                            16,618     31,798
  Accounts and notes receivable, net                35,455     21,014
  Prepaid expenses                                   5,516      9,053
  Deferred marketing costs                          22,362     26,463
  Other current assets                               4,523      4,706
                                                 ---------- ----------
Total current assets                               146,750    132,023
Fixed assets, net                                   35,981     37,658
Goodwill                                           260,336    212,187
Intangible assets, net                              39,625     37,798
Other long-term assets                              32,000     23,362
                                                 ---------- ----------
Total assets                                     $ 514,692  $ 443,028
                                                 ========== ==========

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
  Current maturities of long-term obligations    $     615  $     762
  Accounts payable                                  43,143     42,281
  Accrued liabilities                              123,362     64,602
  Deferred revenues                                 74,652     84,972
  Deferred income taxes                             13,486     11,687
                                                 ---------- ----------
Total current liabilities                          255,258    204,304
Deferred income taxes                                4,224      6,920
Long-term debt                                     238,121    237,984
Other long-term liabilities                          9,757      9,989
                                                 ---------- ----------
Total liabilities                                  507,360    459,197
                                                 ---------- ----------

Shareholders' equity (deficit):
  Common stock; $0.01 par value 80,000 shares
   authorized; 20,298 issued (20,168 at June 30,
   2006)                                               203        202
  Capital in excess of par value                   194,897    187,991
  Retained earnings                                 88,178     68,382
  Accumulated other comprehensive income (loss)       (226)       214
  Treasury stock, 10,584 shares at cost (10,518
   shares at June 30, 2006)                       (275,720)  (272,958)
                                                 ---------- ----------
Total shareholders' equity (deficit)                 7,332    (16,169)
                                                 ---------- ----------
Total liabilities and shareholders' equity
 (deficit)                                       $ 514,692  $ 443,028
                                                 ========== ==========




                         VERTRUE INCORPORATED
                  ADDITIONAL INFORMATION (UNAUDITED)

KEY STATISTICS - MARKETING SERVICES
                                   March 2007 December 2006 March 2006
                                   ---------- ------------- ----------
Revenue Before Deferral Mix:
Monthly                                   80%           77%        70%
Annual                                    20%           23%        30%

Other Monthly Statistics:
Average Monthly Members Billed (in
 thousands) (1)                        3,188         3,064      2,756
Average Monthly Member Price Point
 (1)                                  $12.63        $11.88     $10.98
Monthly Marketing Margin                  39%           41%        38%
Monthly Churn Rate (2)                     8%            8%         8%
Monthly Renewal Rate (3)                  89%           87%        86%

Monthly New Member Price Point        $19.63        $17.38     $15.60
Monthly Acquisition Cost per New
 Billed Member (4)                    $45.51        $43.91     $41.39

(1) During the first quarter of fiscal 2007, the methodologies for calculating monthly price point and average monthly members billed were changed. All prior periods have been adjusted for these changes.
(2) Defined as member cancellations in the quarter divided by the sum of beginning average monthly members billed and new monthly members billed during the quarter, divided by three months.
(3) Represents the percentage of renewal monthly revenue before deferral during the quarter as a percentage of the total monthly revenue before deferral in the previous quarter.
(4) Represents the cost to acquire a new monthly member who has successfully billed and is not expected to cancel during the quarter.




                         VERTRUE INCORPORATED
                             SEGMENT DATA
                            (In thousands)

                            Three months ended     Nine months ended
                                 March 31,             March 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Revenues
   Marketing Services       $155,704   $132,453   $439,826   $398,780
   Personals                  23,455     18,384     69,993     55,617
   Management Services        16,294     13,049     42,264     27,287
   Intersegment revenues      (1,048)       (45)    (1,773)      (185)
                           ---------- ---------- ---------- ----------
   Total Revenues           $194,405   $163,841   $550,310   $481,499
                           ========== ========== ========== ==========

EBITDA
   Marketing Services       $ 27,544   $ 19,347   $ 78,405   $ 73,387
   Personals                   4,348      3,726     10,090      7,873
   Management Services          (483)     2,136      2,733      3,399
   Corporate                 (11,957)    (7,777)   (27,707)   (20,233)
                           ---------- ---------- ---------- ----------
   Total EBITDA             $ 19,452   $ 17,432   $ 63,521   $ 64,426
                           ========== ========== ========== ==========

Adjusted EBITDA
   Marketing Services       $ 26,583   $ 19,502   $ 70,928   $ 69,329
   Personals                   4,480      3,766      9,443      7,828
   Management Services         1,339      2,948      3,989      3,869
   Corporate                 (11,957)    (7,777)   (27,707)   (20,233)
                           ---------- ---------- ---------- ----------
   Total Adjusted EBITDA    $ 20,445   $ 18,439   $ 56,653   $ 60,793
                           ========== ========== ========== ==========




                         VERTRUE INCORPORATED
          RECONCILIATION OF NON-GAAP INFORMATION (UNAUDITED)
                            (In thousands)


                               Three months ended   Nine months ended
                                   March 31,            March 31,
                              -------------------- -------------------
Reconciliation of Free Cash
 Flow:                          2007      2006       2007      2006
                              --------- ---------- --------- ---------
Net cash provided by
 operating activities         $ 25,377  $  22,747  $ 33,505  $ 37,563
Capital expenditures            (2,747)    (8,194)   (8,243)  (14,712)
                              --------- ---------- --------- ---------
Free cash flow                $ 22,630  $  14,553  $ 25,262  $ 22,851
                              ========= ========== ========= =========


                            Three months ended March 31, 2007
                    --------------------------------------------------
Reconciliation of   Marketing Personals Management Corporate   Total
 EBITDA and          Services            Services
 Adjusted EBITDA:
                    --------- --------- ---------- --------- ---------
Net income                                                   $  4,425
Interest and other
 expense, net                                                   3,097
Provision for
 income taxes                                                   5,606
                                                             ---------
Operating income    $ 24,533  $  1,880  $  (1,150) $(12,135) $ 13,128
Depreciation and
 amortization          3,011     2,468        667       178     6,324
                    --------- --------- ---------- --------- ---------
EBITDA                27,544     4,348       (483)  (11,957)   19,452
Change in deferred
 revenue              (3,701)      (79)     1,822         -    (1,958)
Change in deferred
 marketing             2,740       211          -         -     2,951
                    --------- --------- ---------- --------- ---------
Adjusted EBITDA     $ 26,583  $  4,480  $   1,339  $(11,957) $ 20,445
                    ========= ========= ========== ========= =========


                            Three months ended March 31, 2006
                    --------------------------------------------------
Reconciliation of   Marketing Personals Management Corporate   Total
 EBITDA and          Services            Services
 Adjusted EBITDA:
                    --------- --------- ---------- --------- ---------
Net income                                                   $  4,141
Interest and other
 expense, net                                                   4,127
Provision for
 income taxes                                                   2,694
                                                             ---------
Operating income    $ 16,418  $    866  $   1,727  $ (8,049) $ 10,962
Depreciation and
 amortization          2,929     2,860        409       272     6,470
                    --------- --------- ---------- --------- ---------
EBITDA                19,347     3,726      2,136    (7,777)   17,432
Change in deferred
 revenue              (2,882)       40        812         -    (2,030)
Change in deferred
 marketing             3,037         -          -         -     3,037
                    --------- --------- ---------- --------- ---------
Adjusted EBITDA     $ 19,502  $  3,766  $   2,948  $ (7,777) $ 18,439
                    ========= ========= ========== ========= =========


                             Nine months ended March 31, 2007
                    --------------------------------------------------
Reconciliation of   Marketing Personals Management Corporate   Total
 EBITDA and          Services            Services
 Adjusted EBITDA:
                    --------- --------- ---------- --------- ---------
Net income                                                   $ 19,796
Interest and other
 expense, net                                                   9,915
Provision for
 income taxes                                                  15,335
                                                             ---------
Operating income    $ 69,791  $  2,720  $     762  $(28,227) $ 45,046
Depreciation and
 amortization          8,614     7,370      1,971       520    18,475
                    --------- --------- ---------- --------- ---------
EBITDA                78,405    10,090      2,733   (27,707)   63,521
Change in deferred
 revenue             (11,696)     (419)     1,256         -   (10,859)
Change in deferred
 marketing             4,219      (228)         -         -     3,991
                    --------- --------- ---------- --------- ---------
Adjusted EBITDA     $ 70,928  $  9,443  $   3,989  $(27,707) $ 56,653
                    ========= ========= ========== ========= =========


                             Nine months ended March 31, 2006
                    --------------------------------------------------
Reconciliation of   Marketing Personals Management Corporate   Total
 EBITDA and          Services            Services
 Adjusted EBITDA:
                    --------- --------- ---------- --------- ---------
Net income                                                   $ 20,446
Interest and other
 expense, net                                                  13,132
Provision for
 income taxes                                                  11,918
                                                             ---------
Operating income    $ 64,110  $    262  $   2,185  $(21,061) $ 45,496
Depreciation and
 amortization          9,277     7,611      1,214       828    18,930
                    --------- --------- ---------- --------- ---------
EBITDA                73,387     7,873      3,399   (20,233)   64,426
Change in deferred
 revenue             (13,066)      (45)       470         -   (12,641)
Change in deferred
 marketing             9,008         -          -         -     9,008
                    --------- --------- ---------- --------- ---------
Adjusted EBITDA     $ 69,329  $  7,828  $   3,869  $(20,233) $ 60,793
                    ========= ========= ========== ========= =========


                               Three months ended   Nine months ended
Reconciliation of EPS            March 31, 2007      March 31, 2007
 excluding proposed merger
 related items:
                              -------------------- -------------------
GAAP earnings per share       $              0.39  $             1.72
Expenses related to proposed
 merger                                      0.33                0.35
                              -------------------- -------------------
Adjusted earnings per share   $              0.72  $             2.07
                              ==================== ===================


    VERTRUE INCORPORATED

    EXPLANATION OF NON-GAAP INFORMATION AND DEFINITIONS

    EBITDA is calculated as net income excluding interest and other expense, taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before the deferral of revenues and the deferral of marketing costs. These measures are used by the Company's management to evaluate the overall performance of its business. EBITDA and Adjusted EBITDA is also used by the Company's management to measure the overall performance of its business compared with internal budgets, allocate capital and other resources to its operating segments, assess the operating performance of those segments and determine compensation under the Company's management incentive plans. EBITDA is useful to management and investors because it eliminates the effects of interest and other expense, income taxes, non-cash depreciation of tangible assets and non-cash amortization of intangible assets. Adjusted EBITDA is useful to management and investors because it provides insight into the current period cash operating results. However EBITDA and Adjusted EBITDA are limited as compared to net income in that they do not reflect the periodic amortization of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses, they do not reflect net income earned for GAAP reporting purposes and they exclude the effects of interest and taxes. EBITDA and Adjusted EBITDA should not be considered a substitute for or superior to operating income, net income, net cash from operating activities or other measures of financial performance and liquidity determined in accordance with generally accepted accounting principles. A reconciliation of EBITDA and Adjusted EBITDA to net income prepared in accordance with generally accepted accounting principles is presented above.

    The Company's management believes that revenues before deferral and marketing costs before deferral are important measures of liquidity and are significant factors in understanding the Company's operating cash flow trends. These measures are not a substitute for or superior to revenue and marketing expense prepared in accordance with generally accepted accounting principles. These non-GAAP measures are used by management and the Company's investors to understand the liquidity trends of the Company's marketing margins related to the current period operations which are reflected within the operating cash flow section of the cash flow statement. GAAP revenues and marketing expenses are important measures used to understand the marketing margins earned during the period in the income statement. However, in order to understand the operating cash flow, it is important to understand the primary current period drivers of that cash flow. Two of the primary indicators of operating liquidity for the period are revenues before deferral and marketing before deferral. Revenues before deferral are revenues before the application of SAB 104 and represent the revenues billed during the current reporting period less an allowance for membership cancellations. That is, revenues before deferral for a reporting period include membership fees received in the current reporting period that will be recorded as GAAP revenues in future reporting periods and exclude membership fees received in prior reporting periods that are recorded as GAAP revenues in the current reporting period. Marketing costs before deferral are marketing costs before the application of SAB 104 and SOP 93-7 and represent actual marketing costs paid or accrued during the current reporting period. That is, marketing costs before deferral for a reporting period include costs paid or accrued in the current reporting period that will be recorded as GAAP marketing expenses in future reporting periods and exclude marketing expenses paid or accrued in prior reporting periods that are recorded as GAAP marketing expenses in the current reporting period. Neither revenues before deferral nor marketing costs before deferral exclude charges or liabilities that will require cash settlement.

    Free cash flow is useful to management and the Company's investors in measuring the cash generated by the Company that is available to pursue opportunities that enhance shareholder value, such as make acquisitions, reduce debt, and develop new products. Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity. This metric may not be comparable to similarly titled measures used by other companies and is not a measurement recognized under generally accepted accounting principles. A reconciliation of Free Cash Flow to the appropriate measure recognized under generally accepted accounting principles (Net Cash Provided by Operating Activities) is presented above.


    CONTACT: Vertrue Incorporated
             James B. Duffy, 203-324-7635